Exhibit 9(v) under Form N-1A
                                 Exhibit 10 under Item 601/Reg. S-K

                              AMENDMENT NO. 1
                     ADMINISTRATIVE SERVICES AGREEMENT
                                  BETWEEN
                           MARSHALL FUNDS, INC.
                                    AND
                     FEDERATED ADMINISTRATIVE SERVICES

     This Amendment No. 1 to the Administrative Services Agreement is made and entered into on this 1st day of September, 1996 by and between Marshall Funds, Inc., a Wisconsin corporation (the `Corporation'') and Federated Administrative Services, a Delaware business trust (`FAS'').

     WHEREAS, the Corporation and FAS entered into an Administrative Services Agreement dated October 1, 1992 (the `Agreement'');

     WHEREAS, the Corporation is adding a new portfolio, the Marshall Small-Cap Stock Fund, which will be available for sale to the public on September 1, 1996; and

     WHEREAS, the Corporation and FAS desire to amend the Agreement in certain respects;

     NOW THEREFORE, the parties intending to be legally bound agree as follows:

1. Paragraph 4 of the Agreement is amended by inserting the following paragraph immediately following the administrative fee table, as the new second paragraph of such Paragraph 4:
     Notwithstanding the foregoing table, for the Administrative Services provided to the Marshall Small-Cap Stock Fund (`Small-Cap''), the Corporation hereby agrees to pay and FAS hereby agrees to accept as full compensation for its services rendered to Small-Cap, an administrative fee equal to .12 of 1% of Small-Cap's average daily net assets, payable daily.

2. The Corporation and FAS hereby ratify and confirm all terms, conditions and provisions of the Agreement, as herein amended, as remaining and continuing in full force and effect.

     WITNESS the above due execution hereof as of the day and year first written above.
MARSHALL FUNDS, INC.
FEDERATED ADMINISTRATIVE SERVICES



By:/s/ Joseph S. Machi
     Title:  Vice President


By:/s/ James J. Dolan
     Title:  President